BETA Technologies, Inc. Announces Fourth Quarter and Full Year 2025 Results
Company performance ahead of guidance, reflecting strong execution across the business; certification momentum and growing strategic partnerships take center stage in 2026
SOUTH BURLINGTON, VT. – March 9, 2026 – BETA Technologies, Inc. (NYSE: BETA) (“BETA” or the “Company”), an electric aerospace company leading in the development and commercialization of electric aircraft, charging infrastructure, and aerospace-grade electric propulsion, today announced its financial and operating results for the fourth quarter and full year ended December 31, 2025.
Kyle Clark, President and Chief Executive Officer, commented, “2025 was a defining year for BETA. We entered the public markets backed by world class investors and strong support from our strategic partners. We demonstrated our capabilities in the air to customers, partners and regulators, reaching a total of over 100,000 nautical miles flown. We sustained that momentum through certification milestones across our family of aircraft, continued expansion of our charging network domestically and internationally, and added to our commercial aircraft and component backlog. With a healthy balance sheet and clear milestones ahead in 2026, we are set to maintain our commanding lead in electric aviation.”

Business Highlights
•Record-Setting Flights and Global Demonstrations: Conducted demonstration flights with our customers in Norway and New Zealand, performed in the Paris Air Show and Oshkosh, completed the first all-electric passenger flight to New York’s JFK Airport, and set multiple world records in the Pulitzer Air Race.
•Progressed H500A Electric Engine Certification Testing: Completed build and FAA conformity inspections on all H500A test units to support FAA certification testing of the H500A electric engine. Program on track for FAA type certification in the first half of 2026.
•Expanded Charging Network: Continued expansion of charging network domestically and internationally, growing current total sites to 107, of which 57 are active.
•Built Upon High-Quality Backlog for both Aircraft and Components: As of December 31, 2025, BETA had an existing commercial aircraft backlog with world-class operators of 891 aircraft worth approximately $3.5 billion, of which 289 are firm orders, 602 are options. Additionally, BETA was selected to supply its motors to Eve Air Mobility, a 10-year opportunity worth up to $1 billion.
•Deepened Strategic Partnerships: Continued to build upon existing relationships with leaders in aerospace and defense, including GE Aerospace, General Dynamics Applied Physical Services and Eve Air Mobility, moving towards new phases of each partnership.
•Advanced Autonomous Flight Capabilities: Completed first ALIA CTOL aircraft built to advance capabilities for autonomous flight. BETA has received approximately $4 million of project funding provided through a contract with U.S. Army Combat Capabilities Development Command.
•Positioned to Start U.S. Aircraft Deliveries: In partnership with multiple states BETA expects to deploy its aircraft to advance operations in communities nationwide while expanding the use of BETA's charging network through the eVTOL Integration Pilot Program ("eIPP").

Financial Highlights
•FY25 Revenues of $35.6 million
•FY25 Net loss of ($745.9) million
•FY25 Adjusted EBITDA of ($304.1) million
Fourth Quarter and Full Year 2025 Key Financial Metrics
(in thousands)

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
Revenues	$11,133	$4,437	$35,616	$15,092
Cost of revenues	4,231	1,220	9,901	4,519
Gross margin	6,902	3,217	25,715	10,573
Research and development	89,408	60,758	259,892	206,910
General and administrative	52,250	18,484	138,491	75,883
Total operating expenses	141,658	79,242	398,383	282,793
Loss from operations	(134,756)	(76,025)	(372,668)	(272,220)
Net loss	(149,959)	(76,442)	(745,868)	(275,645)
Adjusted EBITDA (1)	(103,452)	(68,167)	(304,140)	(243,286)
Capital expenditures (2)	19,784	21,828	45,447	73,509
Cash and cash equivalents	1,710,227	301,396	1,710,227	301,396
(1) In addition to results determined in accordance with U.S. generally accepted accounting principles (“GAAP”), this press release contains financial measures that are not calculated and presented in accordance with GAAP. See “Non-GAAP Financial Measures” for definitions of these non-GAAP financial measures. A reconciliation of the non-GAAP measures to their related GAAP measures can be found in the supplemental tables later in this press release.
(2) Represents purchases of property and equipment.
Revenues for the quarter ended December 31, 2025 were $11.1 million, compared to $4.4 million for the quarter ended December 31, 2024. Product revenues and Service revenues for the quarter ended December 31, 2025 were $4.4 million and $6.7 million, respectively. Revenues for the year ended December 31, 2025 were $35.6 million, compared to $15.1 million for the year ended December 31, 2024. Product revenues and Service revenues for the year ended December 31, 2025 were $12.4 million and $23.2 million, respectively. The increase in Product revenues was due to deliveries of BETA motors and other enabling technologies in both the quarter and the year ended December 31, 2025. The increase in Service revenues was driven by engineering services contracts with commercial and government customers and charging network access fees in both the quarter and the year ended December 31, 2025.
Operating expenses for the quarter and year ended December 31, 2025 were $141.7 million and $398.4 million, respectively. Operating expenses included research and development expenses of $89.4 million and $259.9 million for the quarter and full year, respectively. Non-cash warrant expense related to the collaborative arrangement with GE Aerospace of $5.8 million and $6.1 million, respectively, was embedded in research and development expenses in both the quarter and year ended December 31, 2025. Investments in research and development enable our certification programs and the further advancement of our enabling technologies.
For the quarter and year ended December 31, 2025, Net loss was ($150.0) million and ($745.9) million, respectively.

For the quarter and the year ended December 31, 2025, Adjusted EBITDA was ($103.5) million and ($304.1) million, respectively.
Capital expenditures for the quarter ended December 31, 2025 were $19.8 million, compared to $21.8 million for the quarter ended December 31, 2024. Capital expenditures for the year ended December 31, 2025 were $45.4 million, down from $73.5 million for the year ended December 31, 2024.
Cash and cash equivalents totaled $1.7 billion as of December 31, 2025, compared to $301.4 million as of December 31, 2024, as a result of successful private financings and the proceeds from our IPO.
Financial Outlook
BETA currently expects full year 2026 revenues to be in the range of $39 million to $43 million and full year 2026 Adjusted EBITDA to be in the range of ($305) million to ($395) million.
BETA has not reconciled our forward-looking Adjusted EBITDA guidance because certain items that impact this non-GAAP metric are uncertain or out of BETA's control and cannot be reasonably predicted. In particular, stock-based compensation expense is impacted by the future fair market value of BETA's Class A common stock, BETA's future hiring needs, and other factors, all of which are difficult to predict, subject to frequent change, or not within BETA's control. The actual amount of these expenses during 2026 could materially affect BETA's future GAAP financial results. Accordingly, a reconciliation of this forward-looking non-GAAP metric is not available without unreasonable effort.
Webcast and Conference Call Details
BETA will host a live webcast and conference call at 8:30 am ET today to discuss quarter and full year financial and operating results. A link to the live webcast and supporting materials can be accessed on the Company’s Investor Relations website and a replay webcast will be available following the call. Participants may also join the conference call by registering on our Investors Relations website.
BETA uses its investors.beta.team website as a means of disclosing material non-public information and for complying with its disclosure obligations under Regulation FD.

About BETA Technologies, Inc.
BETA (NYSE: BETA) is an aerospace company designing, manufacturing and selling high-performance electric aircraft, advanced electric propulsion systems, components and charging systems to top operators worldwide. BETA has built and flown its family of ALIA aircraft, consisting of both conventional fixed-wing electric aircraft (the “ALIA CTOL”) and electric vertical takeoff and landing aircraft (the “ALIA VTOL”), more than 120,000 nautical miles, including multiple trips across the United States. BETA is deploying a network of charging infrastructure to enable the growing industry with more than 100 sites across the United States and internationally. BETA’s intentional approach to developing the enabling technologies necessary to electrify aviation unlocks lucrative aftermarket revenue opportunity over the life of each aircraft. These highly scalable enabling technologies allow BETA to serve a customer base across cargo and logistics, defense, passenger and medical end markets and unlock cost-effective and safe missions. BETA was named the #1 company on TIME’s list of the World’s Top GreenTech Companies of 2025. Visit www.beta.team for more information about BETA and its products.
Contacts
Media:
press@beta.team
Investor Relations:
Devon Rothman, Head of Investor Relations
investors@beta.team
Forward Looking Statements
This press release and the accompanying earnings call contain forward-looking statements within the meaning of federal securities laws. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Forward-looking statements can be identified by words such as: “anticipate,” “intend,” plan,” “goal,” “seek,” “believe,” “project,” “estimate,” “expect,” “strategy,” “future,” “likely,” “may,” “should,” “will” and similar references to future periods. Examples of forward-looking statements include, among others, statements we make regarding our future financial and operating performance, including our outlook and guidance; our regulatory outlook, progress and timing; our business strategy, plan, objectives, and goals; capital needs and the growth of our growth of our operations, manufacturing capabilities, and supporting infrastructure for aircraft development and deployment; plans and anticipated benefits with respect to our collaborations with third parties, and projected demand for our aircraft, other products, and services.
Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Our actual results and financial condition may differ materially from those indicated in the forward-looking statements. Therefore, you should not rely on any of these forward-looking statements. Important factors that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others, factors described throughout the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of our prospectus for our IPO filed with the Securities and Exchange Commission (the “SEC”) on November 4, 2025 pursuant to Rule 424(b)(4) of the Securities Act of 1933, as amended, as such descriptions may be updated or amended by the factors that will be included in our Annual Report on Form 10-K for the year ended December 31, 2025 and in future reports we file with the SEC. Moreover, we operate in a very competitive and rapidly changing environment, and new risks and uncertainties may emerge that could have an impact on the forward-looking statements contained in this press release and the accompanying earnings call.
Any forward-looking statement made by us in this press release and the accompanying earnings call is based only on information currently available to us and speaks only as of the date on which it is made. We undertake no obligation to publicly update any forward-looking statement whether as a result of new information, future developments or otherwise.
Non-GAAP Financial Measures
In addition to traditional financial metrics, we use EBITDA and Adjusted EBITDA to help us evaluate our business.
We define EBITDA as net loss, adjusted for interest income, interest expense, provision for income taxes, and depreciation and amortization expense. We define Adjusted EBITDA as EBITDA adjusted for loss on issuance of convertible preferred stock, stock-based compensation expense, warrant expense, loss on disposal of property and equipment, and IPO readiness costs.
We believe that these non-GAAP measures provide useful information to investors because they allow for greater transparency into what measures we use in operating our business and measuring our performance and enable comparison of financial trends and results between periods where items may vary independent of business performance. These non-GAAP measures are presented for supplemental informational purposes and should not be considered as substitutes for or superior to financial information presented in accordance with GAAP. The principal limitation of these non-GAAP financial measures is that they exclude certain expenses that are required by GAAP to be recorded in our financial statements and they are subject to inherent limitations as they reflect the exercise of judgment by our management about which expenses are excluded or included in determining these non-GAAP financial measures. Further, non-GAAP financial measures are not standardized. It may not be possible to compare these financial measures with other companies’ non-GAAP financial measures having the same or similar names. Investors are encouraged to review the related GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures. In addition, investors are encouraged to review our consolidated financial statements included in our filings with the SEC in their entirety and not rely solely on any single financial measure.
We caution readers that our definitions of these non-GAAP financial measures may not be calculated in the same manner as similar measures used by other companies. Reconciliations of the non-GAAP financial measures to their most comparable GAAP financial measures are included in the supplemental tables attached to this press release.

BETA Technologies, Inc.
Consolidated Statements of Operations
(in thousands, except per share amounts)

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
Revenues:
Product	$4,436	$462	$12,429	$1,857
Service	6,697	3,975	23,187	13,235
	11,133	4,437	35,616	15,092
Cost of revenues:
Product	1,748	271	4,003	1,521
Service	2,483	949	5,898	2,998
	4,231	1,220	9,901	4,519
Gross margin:
Product	2,688	191	8,426	336
Service	4,214	3,026	17,289	10,237
	6,902	3,217	25,715	10,573
Operating expenses:
Research and development	89,408	60,758	259,892	206,910
General and administrative	52,250	18,484	138,491	75,883
Total operating expenses	141,658	79,242	398,383	282,793
Loss from operations	(134,756)	(76,025)	(372,668)	(272,220)
Other expense (income):
Interest expense	3,758	2,925	12,972	11,427
Interest income	(12,799)	(2,776)	(20,147)	(8,516)
Loss on issuance of convertible preferred stock	24,068	—	379,619	—
Total other expense	15,027	149	372,444	2,911
Loss before income taxes	(149,783)	(76,174)	(745,112)	(275,131)
Provision for income taxes	176	268	756	514
Net loss	(149,959)	(76,442)	(745,868)	(275,645)
Convertible preferred stock paid-in-kind dividend	178,217	10,714	217,353	30,701
Net loss attributable to common stockholders	$(328,176)	$(87,156)	$(963,221)	$(306,346)
Net loss per share attributable to common stockholders, basic and diluted	$(2.02)	$(1.92)	$(12.85)	$(6.77)

BETA Technologies, Inc.
Consolidated Balance Sheets
(in thousands)

	Year Ended December 31,
	2025	2024
Assets
Current assets:
Cash and cash equivalents	$1,710,227	$301,396
Accounts receivable	5,747	2,152
Prepaid expenses and other current assets	23,494	23,791
Total current assets	1,739,468	327,339
Property and equipment, net	348,540	319,588
Operating lease right-of-use assets	16,417	16,411
Other non-current assets	1,840	3,034
Total assets	$2,106,265	$666,372
Liabilities, stockholders’ equity and convertible preferred stock
Current liabilities:
Accounts payable	$24,503	$16,232
Accrued expenses	35,109	24,517
Deferred revenue	3,704	6,401
Operating lease liabilities	1,551	1,741
Notes payable	5,711	2,835
Other current liabilities	5,817	4,828
Total current liabilities	76,395	56,554
Deferred revenue, non-current	12,550	6,360
Operating lease liabilities, non-current	16,838	16,683
Notes payable, non-current	179,799	149,231
Other liabilities	2,847	1,601
Total liabilities	288,429	230,429
Total stockholders' equity and convertible preferred stock(1)	1,817,836	435,943
Total liabilities, stockholders’ equity and convertible preferred stock	$2,106,265	$666,372
(1) Includes all components of stockholders' equity and convertible preferred stock, as presented in the Company's Annual Report on Form 10-K for the year ended December 31, 2025.

BETA Technologies, Inc.
Non-GAAP EBITDA and Adjusted EBITDA Reconciliation
(in thousands)

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
Net loss	$(149,959)	$(76,442)	$(745,868)	$(275,645)
Increase (decrease) as adjusted for:
Interest income	(12,799)	(2,776)	(20,147)	(8,516)
Interest expense	3,758	2,925	12,972	11,427
Provision for income taxes	176	268	756	514
Depreciation and amortization expense	5,712	5,151	22,026	16,464
EBITDA	$(153,112)	$(70,874)	$(730,261)	$(255,756)
Loss on issuance of convertible preferred stock	24,068	—	379,619	—
Stock-based compensation expense	17,942	2,933	34,761	12,105
Warrant expense	5,765	—	6,073	—
Loss on disposal of property and equipment	937	(226)	3,410	365
IPO readiness costs(1)	948	—	2,258	—
Adjusted EBITDA	$(103,452)	$(68,167)	$(304,140)	$(243,286)
(1) Represents legal and accounting expenses incurred in connection with becoming a public company.